Exhibit 1.1

i-80 Gold Corp.

320,000,000 Units

Underwriting Agreement

May 13, 2025

National Bank Financial Inc.

As Representative of the several Underwriters named in Schedule II hereto

c/o National Bank Financial Inc.

130 King Street West, 8th Floor

Toronto, Ontario M5X 1J9

Ladies and Gentlemen:

i-80 Gold Corp., a corporation incorporated under the laws of the Province of British Columbia (the “Company”), proposes to issue and sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom National Bank Financial Inc. (the “Representative”) is acting as representative, and the Underwriters agree to purchase on a several basis an aggregate of 320,000,000 units of the Company (the “Firm Units”), at a price of US$0.50 per Firm Unit (the “Issue Price”) for aggregate gross proceeds of US$160,000,000 on a “bought deal” basis or alternatively to arrange, as agents for substituted purchasers (the “Substituted Purchasers”) in the Canadian Qualifying Jurisdictions and in the United States to purchase from the Company. Each Firm Unit shall consist of one common share of the Company (each, a “Firm Share,” and collectively, the “Firm Shares”) and one-half of one common share purchase warrant of the Company (each whole common share purchase warrant, a “Firm Warrant,” and collectively, the “Firm Warrants”), with each Firm Warrant exercisable for one common share of the Company. For greater certainty, the obligation of the Underwriters to purchase the Firm Units shall be reduced by an amount equal to the number of Firm Units purchased by any Substituted Purchasers. The Company also proposes to grant to the Underwriters an option (the “Over-Allotment Option”) to purchase, or arrange for Substituted Purchasers to purchase, up to an additional 25,760,000 units of the Company (each, an “Additional Unit,” and collectively, the “Additional Units”) at a price per Additional Unit equal to the Issue Price, for the purpose of covering the Underwriters’ over-allocation position and for market stabilization purposes, for aggregate gross proceeds of up to US$12,880,000, assuming the full exercise of the Over-Allotment Option. The Over-Allotment Option shall be exercisable, in whole, at any time, or in parts and from time to time for up to 30 days after the Closing Date. Each Additional Unit shall consist of one common share of the Company (each, an “Additional Share,” and collectively, the “Additional Shares”) and one-half of one common share purchase warrant of the Company (each whole common share purchase warrant, an “Additional Warrant,” and collectively, the “Additional Warrants”), with each Additional Warrant exercisable for one common share of the Company. The Underwriters can elect to exercise the Over-Allotment Option in respect of (i) Additional Units at the Issue Price; or (ii) Additional Shares at a price of US$0.46 per Additional Share; or (iii) Additional Warrants at a price of US$0.08 per Additional Warrant; or (iv) any combination of Additional Units, Additional Shares and/or Additional Warrants so long as the aggregate number of Additional Shares and Additional Warrants that may be issued under the Over-Allotment Option does not exceed 25,760,000 Additional Shares and 12,880,000 Additional Warrants.

The Additional Units, Additional Shares and Additional Warrants are collectively referred to herein as the “Additional Securities.” Unless the context otherwise requires or unless otherwise specifically stated, all references in this Agreement to (i) the “Offering” (as relates to the offering contemplated under this

Agreement) shall be deemed to include the Over-Allotment Option, (ii) the “Offered Units” shall mean, collectively, the Firm Units and the Additional Units (iii) the “Shares” shall mean, collectively, the Firm Shares and the Additional Shares and (iv) the “Warrants” shall mean, collectively, the Firm Warrants and the Additional Warrants.

The Warrants shall be issued in accordance with a warrant indenture (the “Warrant Indenture”) to be dated as of the Closing Date between the Company and TSX Trust Company, in its capacity as warrant agent thereunder (the “Warrant Agent”). Each Warrant will entitle the holder thereof to acquire one common share of the Company (each a “Warrant Share,” and collectively, the “Warrant Shares”) at a price of US$0.70 per Warrant Share, subject to adjustment in accordance with the terms of the Warrant Indenture, for a period of 30 months from the Closing Date.

The Company and the Underwriters acknowledge and understand that concurrently with the Offering, the Company intends to complete a concurrent private placement offering (the “Concurrent Private Placement”) of up to 22,240,000 units of the Company (the “Private Placement Units”) at the Issue Price per Private Placement Unit for aggregate gross proceeds of up to US$11,120,000 with certain directors, officers and select individual shareholders of the Company (each a “Placement Investor”). The Company will enter into a subscription agreement with each Placement Investor setting out the detailed terms of the Concurrent Private Placement. Each Private Placement Unit is comprised of one Common Share and one-half of one Warrants which is expected to have the same terms as the Warrants issued under the Offering. The Company anticipates using the net proceeds of the Concurrent Private Placement for working capital and general corporate purposes.

The Company hereby confirms as follows its agreement with the Underwriters:

1.	Offering Documents.

(a) The Company has prepared and filed with the SEC, a shelf registration statement on Form S-3 (File No. 333-286531), including a base prospectus (the “U.S. Base Prospectus”) to be used in connection with the public offering and sale of the Offered Units. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to 430B under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Offered Units is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. As used herein, the prospectus supplement to the U.S. Base Prospectus relating to the Offered Units filed with the SEC pursuant to Rule 424(b) under the Securities Act, together with the U.S. Base Prospectus, is hereinafter called the “U.S. Final Prospectus.”

(b) The Company prepared and filed with each of the Canadian securities regulatory authorities in each of the provinces and territories of Canada, the Canadian Base Prospectus, in respect of the offer and sale of common shares, warrants, debt securities, subscription receipts and units of the Company (collectively, “Shelf Securities”) in each case in accordance with Canadian Securities Laws. The Ontario Securities Commission (the “Reviewing Authority”) is the principal regulator of the Company under the passport system procedures provided for under Multilateral Instrument 11-102 - Passport System and National Policy 11-202 - Process for Prospectus Reviews in Multiple Jurisdictions in respect of the Shelf Securities and the Offering. The Reviewing Authority has issued a receipt evidencing that a receipt has been issued on behalf of itself and the other Canadian securities regulatory authorities in each of the provinces and territories of Canada for the Canadian Base Prospectus (the “Receipt”). The term “Canadian Base Prospectus” means the (final) short form base shelf prospectus of the Company for each of the provinces and territories of Canada dated June 21, 2024 relating to the Shelf Securities, as the same may be amended or amended and restated from time to time, and includes all documents incorporated therein by reference and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities Laws.

(c) In addition, the Company will prepare and file on the date hereof, with the Canadian Qualifying Authorities, in accordance with the Shelf Procedures, a prospectus supplement relating to the Offering of the Offered Units, which includes the Shelf Information (the “Canadian Prospectus Supplement,” and, together with the Canadian Base Prospectus (including any documents incorporated by reference therein), the “Canadian Final Prospectus”). The U.S. Final Prospectus and the Canadian Final Prospectus are hereinafter collectively sometimes referred to as the “Prospectuses.”

(d) All references in this Agreement to the Registration Statement, the U.S. Base Prospectus, the U.S. Final Prospectus, the Canadian Base Prospectus, the Canadian Prospectus Supplement and the Canadian Final Prospectus shall be deemed to refer to and include the documents incorporated by reference or documents deemed to be incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Rule 462(b) Registration Statement, the U.S. Base Prospectus, the U.S. Final Prospectus, the Canadian Base Prospectus, the Canadian Prospectus Supplement or the Canadian Final Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the U.S. Base Prospectus, the U.S. Final Prospectus, and the Canadian Final Prospectus, as the case may be. Any reference herein to any “amendment” or “supplement” to the Registration Statement, the U.S. Base Prospectus, the U.S. Final Prospectus, the Canadian Base Prospectus, the Canadian Prospectus Supplement or the Canadian Final Prospectus shall be deemed to refer to and include (i) the filing of any document with the Canadian Qualifying Authorities or the SEC after the date of such Registration Statement, U.S. Base Prospectus, U.S. Final Prospectus or Canadian Final Prospectus, as the case may be, which is incorporated therein by reference or is otherwise deemed to be a part thereof or included therein by the Securities Act or Canadian Securities Laws (defined herein), as applicable, and (ii) any such document so filed.

(e) Certain terms used this Agreement are defined in Section 23 hereof. The use of the neuter in this Agreement shall include the feminine and masculine as the context requires. References to “US$” in this Agreement are to United States dollars.

2.	Representations and Warranties.

The Company represents and warrants to each Underwriter, that:

(a) At the time of filing of the Registration Statement and as of the date hereof, the Company met and meets, as the case may be, the general eligibility requirements for use of Form S-3 under the Securities Act. The Registration Statement was declared effective by the SEC on May 7, 2025 and remains effective as of the date hereof. Concurrently, or substantially concurrently, with the execution and delivery of this Agreement, the Company will prepare and file with the SEC the U.S. Final Prospectus.

(b) The Company is qualified in accordance with the Shelf Procedures to file the Canadian Base Prospectus in each of the provinces and territories of Canada and the Canadian Final Prospectus in each of the Canadian Qualifying Jurisdictions, and the entering into of this Agreement will not cause the Receipt to cease to be effective.

(c) Any amendment or supplement to the Prospectuses or the Registration Statement required by this Agreement will be so prepared and filed by the Company and, as applicable, the Company will use commercially reasonable efforts to cause it to become effective as soon as reasonably practicable.

(d) Neither the SEC nor any U.S. state regulatory authority has issued any order suspending the Offering of the Offered Units or any other securities of the Company or preventing or suspending the use of the Registration Statement, the U.S. Final Prospectus or any Issuer Free Writing Prospectus, or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the SEC for additional information.

(e) No order suspending the distribution of the Offered Units or any other securities of the Company has been issued by any Canadian Qualifying Authority and no proceedings for that purpose have been initiated or are pending, or to the knowledge of the Company, threatened, and any request made to the Company on the part of any Canadian Qualifying Authority for additional information has been complied with. No order preventing or suspending the use of the Canadian Base Prospectus or the Canadian Final Prospectus has been issued or instituted, or to the knowledge of the Company, threatened by any Canadian Qualifying Authority.

(f) The Company has filed with the SEC a Registration Statement pursuant Section 12 of the Exchange Act (the “Exchange Act Registration Statement”) providing for registration pursuant to Section 12(b) of the Exchange Act, of the common shares of the Company. The Exchange Act Registration Statement became effective prior to the date hereof. The Company has taken no action designed to, or likely to have the effect of terminating the registration of the common shares of the Company under the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration.

(g) The common shares of the Company are listed and posted for trading on the NYSE American stock exchange (“NYSE American”) and the Toronto Stock Exchange (“TSX”) under the symbols “IAUX” and “IAU,” respectively, and the Company has not taken any action which would be reasonably expected to result in the delisting of the common shares of the Company from the NYSE American or the TSX, nor has the Company received any notification that the NYSE American or the TSX is contemplating terminating such listing or that the Company has not been in the 12 months preceding the date hereof, in compliance with the listing or maintenance requirements of the NYSE American or the TSX. The Company is in compliance in all material respects with all applicable listing requirements of the NYSE American and the TSX. The Company has or will submit the applicable listing application with each of the NYSE American and TSX with respect to the listing of the Shares, the Warrant Shares and the Warrants.

(h) Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Securities Act) complied and will comply in all material respects with the requirements of the Securities Act, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The conditions for use of Form S-3, set forth in the General Instructions thereto, and other conditions related to the offer and sale of the Offered Units, have been satisfied.

(i) The U.S. Final Prospectus, at the time it is first filed with the SEC in accordance with Rule 424(b) under the Securities Act and on the Closing Date and on any date on which Additional Securities are purchased, if such date is not the Closing Date (a “Settlement Date”), will comply in all material respects with the requirements of the Securities Act, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j) The Company is eligible to use Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information the substance of which conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. Each Issuer Free Writing Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the SEC in accordance with the requirements of the Securities Act. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act. The Company will not, without the prior consent of the Representative, prepare, use or refer to, any Issuer Free Writing Prospectuses.

(k) The Canadian Base Prospectus complied, as of the time of filing thereof, and all other Canadian Offering Documents as of the time of filing thereof complied or will comply, in all material respects, with the applicable requirements of Canadian Securities Laws. The Canadian Base Prospectus, as of the time of filing thereof, did not, and all other Canadian Offering Documents, as of the time of filing thereof, will not, contain any misrepresentation, as defined under Canadian Securities Laws. The Canadian Base Prospectus, as of the time of filing thereof, constituted, and all other Canadian Offering Documents, as of the time of filing thereof, will constitute, full, true and plain disclosure of all material facts relating to the Offered Units and to the Company. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Canadian Offering Documents, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by or on behalf of the Underwriters expressly for use therein.

(l) The Company has approved the form of any Marketing Materials and has not provided any other Marketing Materials to any potential investors in connection with the Offering and the only materials so provided by the Company were those as approved between the Company and the Representative, and the Company will not provide any potential investors with any further Marketing Materials except those that comply with Canadian Securities Laws and the versions (or template versions) of which have been approved, filed and delivered in accordance with Canadian Securities Laws.

(m) At the time of filing the Registration Statement and any post-effective amendment thereto, at the time of effectiveness of the Registration Statement and any amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Units and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, without taking account of any determination by the SEC pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer.

(n) The Company has been duly organized and is validly existing under the laws of its jurisdiction of existence, is in good standing, has the corporate power and authority and is duly qualified and possesses all material certificates, authority, permits and licenses issued by the appropriate provincial, state, municipal, federal regulatory agencies or bodies necessary, including relevant exploration, development and operational permits and concessions (and has not received or is not aware of any modification or revocation to such certificates, authority, permits or licenses, except such modifications or amendments as are necessary for the conduct of its business) to carry on its business as now conducted and to own its properties and assets, except for those certificates, authority, permits and licenses which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect and neither the Company nor any of the Subsidiaries has received a notice of material non-compliance, and does not know of, nor have reasonable grounds to know of, any facts that could give rise to a notice of material non-compliance with any such laws or regulations.

(o) Other than the Material Subsidiaries, the Company has no investment in any person which could be material to the business and affairs of the Company. The Company is the direct or indirect registered and beneficial owner of all of the issued and outstanding shares of or other voting securities in the Subsidiaries free and clear of all encumbrances, liens, mortgages, hypothecations, security interests and charges (other than as disclosed to the Underwriters in respect of the Lone Tree project or in the Public Disclosure Record), and no person, firm, corporation or entity has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Company or the Subsidiaries of any of the shares or other securities of the Subsidiaries.

(p) The authorized capital of the Company consists of an unlimited number of common shares, of which, as of the close of business on the date prior to the date hereof 443,358,811 common shares were issued and outstanding as fully paid and non-assessable and 68,217,214 common shares reserved for issuance under restricted share units, deferred share units, options and warrants of the Company, and no person, other than Orion Mine Finance Fund III LP (and its affiliates) or as disclosed in the Public Disclosure Record, has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option, for the issue or allotment of any unissued shares in the capital of the Company or any other security convertible into or exchangeable for any such shares, or to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital.

(q) (i) Each of the Subsidiaries is existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation and has the corporate or limited liability company power, capacity and authority to own, lease and operate its property and assets, to conduct its business as now conducted and as currently proposed to be conducted and to carry out the provisions hereof; (ii) each of the Subsidiaries, where required, has been duly qualified as an extra-provincial or foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business and is not precluded from carrying on business or owning property in such jurisdictions by any other commitment, agreement or document; and (iii) no proceedings have been instituted or, to the knowledge of the Company, are pending for the dissolution or liquidation or winding-up of any of the Subsidiaries.

(r) Neither the Company nor any of the Subsidiaries have committed an act of bankruptcy or sought protection from the creditors thereof before any court or pursuant to any legislation, proposed a compromise or arrangement to the creditors thereof generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to be declared bankrupt or wound up, taken any proceeding to have a receiver appointed of any of the assets thereof, had any person holding any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement or other security interest or receiver take possession of any of the property thereof, had an execution or distress become enforceable or levied upon any portion of the property thereof or had any petition for a receiving order in bankruptcy filed against it.

(s) None of the Company or any Subsidiary has been served with or otherwise received notice of any legal or governmental proceedings and there are no legal or governmental proceedings (whether or not purportedly on behalf of the Company) pending to which the Company or any Subsidiary is a party or of which any property or assets of the Company or any Subsidiary is the subject which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation by the Company of the transactions contemplated by this Agreement and, to the Company’s knowledge, no such proceedings have been threatened or contemplated by any Governmental Authority or any other parties.

(t) There is not, in the constating documents nor, except as disclosed in the Registration Statement or the Prospectuses, in any Material Agreement, any restriction upon or impediment to, the declaration or payment of cash dividends by the directors of the Company or the payment of cash dividends by the Company to the holders of the Company’s common shares.

(u) Except as disclosed in the Public Disclosure Record, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or other ownership interest, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary.

(v) The Financial Statements:

(i)

have been prepared in accordance with Canadian Securities Laws and U.S. securities laws, and US GAAP, applied on a consistent basis throughout the periods referred to therein, except as otherwise disclosed therein;

(ii)

present fairly, in all material respects, the financial position and condition of the Company and the Subsidiaries on a consolidated basis as at the dates thereof and the results of its operations and the changes in its shareholders’ equity and cash flows for the periods then ended, and do not contain a misrepresentation; and

(iii)

to the best of the Company’s knowledge, have been audited (in the case of the annual financial statements comprising the Financial Statements) or reviewed (in the case of the interim financial statements comprising the Financial Statements) by independent public accountants within the meaning of Canadian Securities Laws and U.S. securities laws.

(w) The interactive data in eXtensible Business Reporting Language included or incorporated by reference into the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference into the Registration Statement or the Prospectuses under Canadian Securities Laws or U.S. securities laws.

(x) There are no material liabilities of the Company whether direct, indirect, absolute, contingent or otherwise which are not disclosed or reflected in the Registration Statement and the Prospectuses.

(y) Grant Thornton LLP, which audited or reviewed (as the case may be) the Financial Statements, are independent with respect to the Company within the meaning of Canadian Securities Laws and are independent registered public accountants as required by the Securities Act and the Exchange Act and the rules of the Public Company Accounting Oversight Board, there has not been any “reportable event” (within the meaning of NI 51-102 - Continuous Disclosure Obligations) with Grant Thornton LLP or any former auditors of the Company during the past five fiscal years.

(z) The Company has established and maintains disclosure controls and procedures (as defined in Canadian Securities Laws and applicable U.S. securities laws) that (i) are designed to provide reasonable assurance that information required to be disclosed by the Company in its annual filings, interim filings or other reports filed or submitted by it under Canadian Securities Laws and applicable U.S. securities laws is recorded, processed, summarized and reported within the time periods specified in the Canadian Securities

Laws and applicable U.S. securities laws and include controls and procedures designed to ensure that information required to be disclosed by the Company in its annual filings, interim filings or other reports filed or submitted under Canadian Securities Laws and applicable U.S. securities laws is accumulated and communicated to the Company’s management, including its certifying officers, as appropriate to allow timely decisions regarding required disclosure; (ii) have been evaluated by management of the Company for effectiveness in accordance with Canadian Securities Laws and applicable U.S. securities laws as of the end of the Company’s most recently ended fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established as of the end of the Company’s most recently ended fiscal quarter. The Company has established and maintains a system of internal control over financial reporting (as defined in Canadian Securities Laws and applicable U.S. securities laws) that have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP. The Company’s auditors and the audit committee of the board of directors of the Company have been advised of (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since December 31, 2024, there have been no significant limitations or material weaknesses, in each case, in the Company’s design of its internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa) Other than as disclosed in the Registration Statement and the Prospectuses, since December 31, 2024, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not materially altered its method of accounting, (iii) the Company has not issued any equity securities to any officer, director or affiliate (defined as any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person, as such terms are used in and construed in Rule 144 under the Securities Act), except pursuant to the participation by such officers or directors in equity financings conducted by the Company as disclosed in the Public Disclosure Record, those to be issued pursuant to the Concurrent Private Placement or those issued or to be issued pursuant to existing Company equity incentive plans and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders.

(bb) The audit committee’s composition, responsibilities and operations, comply, and are in accordance, with the requirements of National Instrument 52-110 – Audit Committees, the requirements of Section 10A of, and Rule 10A-3 under, the Exchange Act and all other applicable U.S. securities laws, and the rules of the NYSE American.

(cc) All related-party transactions involving the Company or any of its Subsidiaries required to be disclosed in the Registration Statement or the Prospectuses pursuant to Canadian Securities Laws or applicable U.S. securities laws have been disclosed as required in accordance with such Canadian Securities Laws or applicable U.S. securities laws in all material respects. Except as disclosed in the Registration Statement or the Prospectuses, none of the directors, executive officers or shareholders of the Company who beneficially own, directly or indirectly, or exercise control or direction over, more than 5% of the outstanding common shares of the Company or any known associate or affiliate of any such person, had or has any material interest, direct or indirect, in any transaction or any proposed transaction (including, without limitation, any loan made to or by any such person) with the Company which, as the case may be, materially affects, is material to or will materially affect the Company and its Subsidiaries on a consolidated basis.

(dd) The Company has no knowledge of any proposed or planned disposition of the common shares of the Company by any shareholder who owns, directly or indirectly, 5% or more of the outstanding common shares of the Company.

(ee) The Company is a resident of Canada (and no other jurisdiction) for tax purposes. Each of the Material Subsidiaries is a resident of the United States for tax purposes (and no other jurisdiction).

(ff) (i) Except where the failure would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each Subsidiary: (A) has duly and on a timely basis filed all foreign, federal, state, provincial and municipal tax returns required to be filed by it, (B) has paid, collected, withheld and remitted all taxes due and payable or required to be collected, withheld and remitted by it, and (C) has paid all assessments and reassessments and all other taxes, governmental charges, penalties, interest and other fines due and payable by it and which are claimed by any Governmental Authority to be due and owing; and (ii) adequate provision has been made for taxes payable for any completed fiscal period for which tax returns are not yet required to be filed; there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return (except for extensions which are automatically granted by an applicable Governmental Authority) or payment of any tax, governmental charge or deficiency by the Company or by any Subsidiary; there are no actions, suits, proceedings, investigations, audits or claims pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary in respect of taxes, governmental charges or assessments, and there are no matters under discussion with any Governmental Authority relating to taxes, governmental charges or assessments asserted by any such authority, except where such actions, suits, proceedings, investigations, audits, claims or matters would not, individually or in the aggregate, have a Material Adverse Effect.

(gg) The Company and each of the Subsidiaries have established on their books and records reserves that are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Company or any of the Subsidiaries (other than liens for current taxes not yet due and payable).

(hh) The Company and its Subsidiaries own, license or otherwise have the right to use all material licenses, authorizations, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operation of the business, without infringement upon or conflict with the rights of any other person with respect thereto, other than any intellectual property the absence of which or any such infringement upon or conflict with respect to which would not have a material impact on the Company or any of its Subsidiaries’ ability to develop or operate the Properties. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any of its Subsidiaries infringes upon or conflicts with any rights owned by any other person. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Company, threatened.

(ii) With respect to each of the premises which is material to the Company and any Material Subsidiary and which the Company or any Material Subsidiary occupies as tenant (the “Leased Premises”), the Company or Material Subsidiary (as applicable) occupies the Leased Premises and has the right to occupy and use the Leased Premises and neither the Company nor any Material Subsidiary is in material breach or violation of or in default under any of the leases pursuant to which the Company or Subsidiary occupies the Leased Premises and to the Company’s knowledge, such leases are valid, in good standing and in full force and effect and are enforceable against the respective lessors thereof.

(jj) Other than as described in the Registration Statement and the Prospectuses, the Company and the Subsidiaries, as applicable, are the absolute legal and beneficial owners of, and have good and marketable title to all of the Business Assets thereof as described in the Registration Statement and the Prospectuses, including the Properties, as described in the Registration Statement and the Prospectuses, free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, other than (i) those described in the Registration Statement and the Prospectuses, (ii) liens for taxes not yet payable, (iii) in respect of the Lone Tree project as disclosed in writing to the Underwriters, (iv) all rights reserved to, or vested in, any Governmental Authority by the terms of any mining claim, lease, license, franchise, grant or permit held by it, or by any statutory provision, (v) easements, rights-of-way, roads, covenants, restrictions that do not materially detract from the value of, or impair the use of, any of Business Assets, (vi) conflicts among the unpatented mining claims included in the Properties and unpatented mining claims owned by any other person, and overlaps onto patented mining claims, fee lands and other lands withdrawn from mineral entry under the Mining Law of 1872, as amended, (vii) with respect to any unpatented mining claims included in the Properties, the paramount title of the United States, the rights of citizens of the United States and other qualified persons to enter onto and use the public lands, and the authority and right of the United States to administer and manage entry onto and use of the public lands (collectively “Permitted Encumbrances”), and no other rights are necessary for the conduct of the business of the Company or the Subsidiaries as currently conducted other than those described in the Registration Statement and the Prospectuses, the Company knows of no claim or basis for any claim that would reasonably be expected to materially adversely affect the right of the Company to use, transfer or otherwise exploit such property rights, other than those described in the Registration Statement and the Prospectuses, and the Company and the Subsidiaries have no responsibility or obligation to pay any commission, royalty, license fee or similar payment to any person with respect to the property rights thereof, except as described in the Registration Statement and the Prospectuses.

(kk) The Company and the Subsidiaries hold either freehold title, mining leases, mining concessions, mining claims or other conventional property, proprietary or contractual interests or rights, including access and surface rights, recognized in the jurisdiction in which the Properties are located in respect of the ore bodies and specified minerals located in the Properties in which the Company or the Subsidiaries have an interest as described in the Registration Statement and the Prospectuses under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Company or the Subsidiaries to access the Properties and explore and exploit the minerals relating thereto as are appropriate in view of their respective rights and interests therein; to the Company’s knowledge all such properties, leases, concessions or claims in which the Company and the Subsidiaries have any interests or rights have been validly located in accordance with all applicable laws and are valid, subsisting and in good standing.

(ll) Any and all of the agreements and other documents and instruments pursuant to which the Company and the Subsidiaries hold their properties and assets (including any interest in, or right to earn an interest in, any Property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, the Company and the Subsidiaries are not in default of any of the material provisions of any such agreements, documents or instruments nor, to the Company’s knowledge, has any such default been alleged. None of the Properties (or any interest in, or right to earn an interest in, any Property) of the Company and the Subsidiaries are subject to any right of first refusal or purchase or acquisition rights other than as set forth in the Prospectuses and Registration Statement.

(mm) The Company has disclosed all material information relating to the Properties and any other material mineral properties of the Company and the Subsidiaries in the Public Disclosure Record in compliance with Canadian Securities Laws and applicable U.S. securities laws in all material respects and such disclosure remains true, complete and accurate in all material respects as of the date hereof.

(nn) There are no environmental audits, evaluations, assessments, studies or tests relating to the Company or any of the Subsidiaries, except for ongoing assessments conducted by or on behalf of the Company in the ordinary course.

(oo) Except in compliance with applicable laws, neither the Company nor any Subsidiary has used any of its property or facilities to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any pollutants, contaminants, chemicals or industrial toxic or hazardous waste or substances (“Hazardous Substances”) in a manner that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; except in compliance with applicable laws, neither the Company nor any Subsidiary has caused or permitted the release, in any manner whatsoever, of any Hazardous Substances on or from any of its properties or assets or any such release on or from a facility owned or operated by third parties but with respect to which the Company or a Subsidiary is or may reasonably be alleged to have material liability or has received any notice that it is potentially responsible for a federal, provincial, municipal or local clean-up site or corrective action under any applicable laws, statutes, ordinances, by-laws, regulations or any orders, directions or decisions rendered by any ministry, department or administrative regulatory agency relating to the protection of the environment, occupational health and safety or otherwise relating to or dealing with Hazardous Substances in a manner that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(pp) No part of the Properties or the mining rights or permits of the Company or the Subsidiaries have been taken, revoked, condemned, or expropriated by any Governmental Authority nor has any written notice or proceedings in respect thereof been given or commenced or is pending, or to the knowledge of the Company, is threatened, nor does the Company or the Subsidiaries have any knowledge of the intent or proposal to give such notice or commence any such proceedings.

(qq) There are no claims or actions with respect to indigenous rights currently outstanding or pending, or to the best knowledge of the Company, threatened, with respect to the Properties. No land entitlement claims have been asserted and no legal actions relating to indigenous issues have been instituted with respect to the Properties, and no material dispute in respect of the Properties or any of the material mineral projects of the Company or the Subsidiaries with any local or indigenous group or other interest group exists or, to the knowledge of the Company, is threatened or imminent.

(rr) The Company is in compliance in all material respects with National Instrument 43-101 - Standards of Disclosure for Mineral Projects (“NI 43-101”) and Items 1300 - 1305 of Regulation S-K under the Exchange Act (“S-K 1300”), as applicable, and has duly filed all reports required to be filed by the Company pursuant to NI 43-101 or S-K 1300, as applicable, and all such reports comply in all material respects with the requirements of NI 43-101 or S-K 1300, as applicable. All scientific and technical information set forth in the Registration Statement and the Prospectuses has been reviewed by the Company under the supervision of a “qualified person” within the meaning of NI 43-101 and S-K 1300, as applicable. To the knowledge of the Company, there have been no material changes to such scientific and technical information since the date of delivery or preparation of all such reports, except as disclosed or included in the Registration Statement and the Prospectuses.

(ss) To the knowledge of the Company: (i) there are no regulatory investigations commenced, pending or threatened against any of the Company’s officers or directors; and (ii) none of the officers or directors of the Company are now or have ever been, subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange.

(tt) Neither the Company nor the Subsidiaries, nor to the knowledge of the Company, any director, officer, employee, consultant, representative or agent of the Company or any of the Subsidiaries, have: (i)

violated any anti-bribery or anti-corruption laws applicable to the Company or any of the Subsidiaries, including but not limited to the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the Corruption of Foreign Public Officials Act (Canada); or (ii) offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, that goes beyond what is reasonable and customary and/or of modest value: (X) to any government official, whether directly or through any other person, for the purpose of influencing any act or decision of a government official in his or her official capacity; inducing a government official to do or omit to do any act in violation of his or her lawful duties; securing any improper advantage; inducing a government official to influence or affect any act or decision of any Governmental Authority; or assisting any representative of the Company or any of the Subsidiaries in obtaining or retaining business for or with, or directing business to, any person; or (Y) to any person in a manner which would constitute or have the purpose or effect of public or commercial bribery, or the acceptance of or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining business or any improper advantage. The Company and the Subsidiaries have not and, to the knowledge of the Company no director, officer, employee, consultant, representative or agent of foregoing, have (i) conducted or initiated any review, audit, or internal investigation that concluded the Company, the Subsidiaries, or any director, officer, employee, consultant, representative or agent of the Company or the Subsidiaries violated such laws or committed any material wrongdoing, or (ii) made a voluntary, directed, or involuntary disclosure to any Governmental Authority responsible for enforcing anti-bribery or anti-corruption laws, in each case with respect to any alleged act or omission arising under or relating to non-compliance with any such laws, or received any notice, request, or citation from any person alleging noncompliance with any such laws.

(uu) The operations of the Company and the Subsidiaries are and have been conducted at all times in all material respects in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable Governmental Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court of Governmental Authority or any arbitrator or non-Governmental Authority involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(vv) Neither the Company, nor any of its Subsidiaries, nor to the knowledge of the Company, the directors, officers, nor any agent, employee or representative of the Company or its Subsidiaries, affiliate or other person associated with or acting on behalf of the Company or its Subsidiaries is currently subject to or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State or Bureau of Industry and Security of the U.S. Department of Commerce (including, without limitation, the designation as a “specially designated national” or “blocked person”)), Canada (including, without limitation, sanctions administered or enforced by the Office of the Superintendent of Financial Institutions), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is, or whose government is, the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, the Crimean region, Syria and Russia (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country, or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as agent, principal, underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ww) All necessary corporate action has been taken by the Company to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, including, as applicable, the execution and filing of each of the U.S. Prospectus Supplement, the Canadian Prospectus Supplement and any Marketing Materials.

(xx) This Agreement has been, and prior to the Closing Date, the Warrant Indenture will have been duly authorized, executed and delivered on behalf of the Company and each does or will, as the case may be, constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and general principles of equity and subject to the qualifications that equitable remedies may only be granted in the discretion of a court of competent jurisdiction and that rights of indemnity, contribution, severability and waiver of contribution may be limited under applicable law.

(yy) The Shares have been duly and validly authorized, and, when issued and delivered in accordance with this Agreement including the receipt by the Company of the purchase price therefor, will on the Closing Date be duly and validly issued, fully paid and non-assessable common shares of the Company, will have been issued and sold in the Canadian Qualifying Jurisdictions and the United States in compliance with all applicable securities laws.

(zz) The Warrants have been or will have been prior to the Closing Date duly and validly created, and, when issued and delivered in accordance with this Agreement and the Warrant Indenture, including the receipt by the Company of payment therefor, will on the Closing Date be validly issued.

(aaa) The Warrant Shares have been duly and validly authorized, allotted and reserved for issuance, and, when issued upon the exercise of the Warrants in accordance with their terms and payment of the exercise price therefor, will be duly and validly issued, fully paid and non-assessable common shares of the Company.

(bbb) Prior to the Closing Date, the form of the certificate representing the Warrants will have been approved and adopted by the board of directors of the Company and the form of the certificate representing the Warrants do not and will not conflict with any applicable laws or the rules and policies of the TSX or the NYSE American.

(ccc) The common shares and Warrants will have the attributes and characteristics and conform in all material respects to the descriptions thereof contained in the Prospectuses.

(ddd) TSX Trust Company has been, or will prior to the Closing Date be, duly appointed as the warrant agent and registrar and transfer agent for the Warrants.

(eee) The execution and delivery of this Agreement and the fulfillment of the terms of this Agreement by the Company and the issue, sale and delivery of the Offered Units: (i) do not require the consent, approval, or authorization, order or agreement of, or registration or qualification with, any Governmental Authority or other person, except (A) such as have been obtained, or (B) such as may be required under applicable securities laws, including the NYSE American and the TSX, and will be obtained prior to the Closing Date and the applicable Settlement Date; and (ii) do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach or default under, and do not and will not conflict with: (x) any of the terms, conditions or provisions of the articles, by-laws, constating documents or resolutions of the shareholders or directors (or any committee thereof) of the Company; (y) any license, permit, approval, consent, certificate, registration or authorization (whether governmental, regulatory or otherwise) issued to the Company or any agreement, mortgage, deed of trust, indenture, lease, document or instrument to which the Company is a party or by which it is contractually bound or by which any of the properties or assets thereof is bound, except for breaches, defaults, conflicts or violations which would not have a Material Adverse Effect; or (z) any statute, regulation or rule applicable to the Company, or any judgment, order or decree of any Governmental Authority having jurisdiction over the Company.

(fff) Except as disclosed in the Public Disclosure Record, (i) the Company has no outstanding warrants, options to purchase or any pre-emptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any security of the Company, and (ii) no holder of any security of the Company has any rights to require the Company to qualify such security for distribution under Canadian Securities Laws or to require registration under the Securities Act in connection with the offer and sale of the Offered Units contemplated by this Agreement, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof.

(ggg) The minute books and records of each of the Company and the Subsidiaries made available to counsel for the Underwriters in connection with their due diligence investigation of the Company and the Subsidiaries for the periods requested to the date of examination thereof are all of the minute books and records of the Company and the Subsidiaries and contain copies of all proceedings (or certified copies thereof) of the shareholders, the boards of directors and all committees of the boards of directors of the Company and the Subsidiaries to the date of review of such corporate records and minute books and there have been no other meetings, resolutions or proceedings of the shareholders, board of directors or any committees of the board of directors of the Company and the Subsidiaries to the date of review of such corporate records and minute books not reflected in such minute books and other records other than those which are not material to the Company and the Subsidiaries or the consummation of the transactions contemplated by this Agreement, as the case may be.

(hhh) Except as disclosed in the Registration Statement or the Prospectuses, neither the Company nor any of its Subsidiaries are a party to nor bound by or affected by any commitment, agreement or document containing any covenant which expressly limits the freedom of the Company or any of its Subsidiaries to compete in any line of business, transfer or move any of its assets or operations which has a Material Adverse Effect on the Company and any of its Subsidiaries, taken as a whole.

(iii) The Company is in compliance in all material respects with its timely and continuous disclosure obligations under applicable securities laws and the policies, rules and regulations of the TSX and NYSE American and, without limiting the generality of the foregoing, there has not occurred any material change (actual, anticipated, contemplated or threatened) in the business, assets (including intangible assets), affairs, operations, prospects, liabilities (contingent or otherwise), capital, assets, properties, condition (financial or otherwise), results of operations or control of the Company and the Subsidiaries (taken as a whole) which has not been set forth in the Public Disclosure Record, and the Company has not filed any confidential material change reports which remains confidential as at the date hereof.

(jjj) Each Employee Benefit Plan mandated by a governmental body that is intended to qualify for special tax treatment meets all of the requirements for such treatment and has obtained all necessary approvals of all relevant governmental bodies. No Employee Benefit Plan has any unfunded liabilities, determined in accordance with US GAAP, that has not been fully accrued on the Financial Statements or that will not be fully offset by insurance. All Employee Benefit Plans are registered where required by, and are in good standing under, all applicable laws. For purposes of this paragraph, “Employee Benefit Plan” means any employee benefit plan, pension plan, program, policy or arrangement sponsored, maintained or contributed to by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any liability or obligation.

(kkk) The Company and each of its Subsidiaries are in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages; there is not currently any labour disruption or conflict involving the Company or any of its Subsidiaries or directly affecting the Properties. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement.

(lll) Neither the Company nor the Subsidiaries is or has been in material violation of, in connection with the ownership, use, maintenance or operation of its Properties and assets, any applicable federal, provincial, state, municipal or local laws, by-laws, regulations, orders, policies, permits, licenses, certificates or approvals having the force of law, domestic or foreign, relating to environmental, health or safety matters or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”). Without limiting the generality of the foregoing:

(i)

the Company or the Subsidiaries, as applicable, have occupied the Properties and have received, handled, used, stored, treated, shipped and disposed of all pollutants, contaminants, hazardous or toxic materials, controlled or dangerous substances or wastes in compliance in all material respects with all applicable Environmental Laws and has received all material permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as presently conducted on the Properties;

(ii)

there are no orders, rulings or directives and there have been no past unresolved claims, complaints, notices or requests for information issued against the Company or the Properties and there are no orders, rulings or directives pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries under or pursuant to any Environmental Laws requiring any material work, repairs, construction or capital expenditures with respect to any Properties or assets of the Company; and

(iii)

no notice with respect to any of the matters referred to in the immediately preceding paragraph, including any alleged violations by the Company or the Subsidiaries with respect thereto has been received by the Company or the Subsidiaries and no writ, injunction, order or judgement is outstanding, and no legal proceeding under or pursuant to any Environmental Laws or relating to the ownership, use, maintenance or operation of the Properties and assets of the Company or the Subsidiaries is in progress, pending or, to the Company’s knowledge, threatened, which would reasonably be expected to have a Material Adverse Effect on the Company, and, to the Company’s knowledge, there are no grounds or conditions which exist, on or under any Property now owned, operated or leased by the Company or the Subsidiaries, on which any such legal proceeding would reasonably be expected to commence or with the passage of time, or the giving of notice or both, would reasonably be expected to give rise.

(mmm) Neither the Company nor any of its Subsidiaries sponsors or maintains or has any obligation to make contributions to any “pension plan” (as defined in Section 3(2) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to the standards of Section 302 of ERISA. Each material plan for bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to, or required to be contributed to, by the Company or its Subsidiaries for the benefit of any current or former director, officer or employee of the Company or its Subsidiaries, as applicable (the “Employee Plans”), has been maintained in all material respects in accordance with its terms and with the requirements prescribed by any and all applicable laws in respect of such Employee Plans.

(nnn) (i) (x) There has been no material security breach or other material compromise of or relating to any of the Company’s or any of its Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and its Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data except as would not, in the case of this clause (i), individually or in the aggregate, have a Material Adverse Effect;; (ii) the Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the cause of clause (ii), reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and (iii) the Company and its Subsidiaries have implemented commercially reasonable backup and disaster recovery technology consistent with industry standards and practices.

(ooo) To the Company’s knowledge, all operations on the Properties of the Company and the Subsidiaries have been conducted and are currently conducted in all material respects in accordance with engineering practices consistent with industry standards and any applicable material workers’ compensation, and health, safety and workplace laws, regulations and policies.

(ppp) The Company and the Material Subsidiaries have all material licenses, permits, approvals, consents, certificates, registrations and other authorizations (collectively the “Permits”) under all applicable laws and regulations necessary for the operation of the businesses carried on by the Company and the Material Subsidiaries and each Permit is valid, subsisting and in good standing and neither the Company nor the Material Subsidiaries are in default or breach of any Permit, and to the Company’s knowledge, no proceeding is pending or threatened to revoke or limit any Permit except for matters which would not have a Material Adverse Effect.

(qqq) The title opinions to be delivered by the Company pursuant to the terms of this Agreement, cover all of the material claims and mining leases that comprise the Properties.

(rrr) The Company is a “reporting issuer” in each of the Canadian Qualifying Jurisdictions, is not in default under Canadian Securities Laws and is not on the list of defaulting issuers maintained by the Canadian Qualifying Authorities; the Company has filed or furnished all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act, on a timely basis (or has received a valid extension of such time of filing and has filed any such documents prior to the expiration of any such extension); as of their respective dates, such documents complied in all material respects with the requirements of the Exchange Act.

(sss) Neither the Company nor any of the Subsidiaries have any loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, or any person not dealing at “arm’s length” (as such term is defined in the Income Tax Act (Canada)) with the Company or the Subsidiaries. The Company does not have any outstanding extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company.

(ttt) Except as disclosed in the Public Disclosure Record, neither the Company nor the Subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation whatsoever.

(uuu) The Company and the Subsidiaries maintain insurance against loss of, or damage to, its material assets including property and casualty insurance for all of their operations on a basis consistent with insurance obtained by reasonably prudent participants in a comparable business in comparable circumstances and all of the policies in respect of such insurance are in amounts and on terms that in the view of the Company’s management are reasonable for operations such as these and are in good standing in all respects.

(vvv) The Company expects it will be able to (i) renew existing insurance coverage as and when its insurance policies expire, or (ii) obtain comparable insurance coverage from similar institutions as may be necessary or appropriate to conduct the business.

(www) Except as disclosed in the Registration Statement and the Prospectuses, other than the Company and the Subsidiaries, there is no person that is or will be directly entitled to the proceeds from the sale of the Offered Units pursuant to the Offering under the terms of any debt instrument or Material Agreement, or other instrument, agreement or document (written or unwritten).

(xxx) Neither the Company nor the Subsidiaries are a party to any agreement, nor is the Company aware of any agreement, which in any manner affects the voting control of any of the securities of the Company.

(yyy) Except as disclosed in the Registration Statement and the Prospectuses, neither the Company nor the Subsidiaries are a party to any debt instrument or any agreement, contract or commitment to create, assume or issue any debt instrument other than in the ordinary course of business.

(zzz) Neither the Company, the Subsidiaries, nor, to the knowledge of the Company, any other person is in default in the observance or performance of any material term or obligation to be performed by it under any Material Agreement, and no event has occurred which with notice or lapse of time or both would reasonably be expected to constitute such a default.

(aaaa) Neither the Company, the Subsidiaries, nor, to the knowledge of the Company, any other person has any knowledge of the invalidity of or grounds for rescission, avoidance or repudiation of any Material Agreement and neither the Company, nor the Subsidiaries, nor to the knowledge of the Company, any other person, has received notice of any intention to terminate any Material Agreement or repudiate or disclaim any transaction contemplated thereby.

(bbbb) There are no material actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or, to the Company’s knowledge, threatened against or affecting the Company or any of the Subsidiaries, or pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever.

(cccc) There are no judgments against the Company or any of the Subsidiaries which are unsatisfied, nor are there any consent decrees or injunctions to which the Company or any of the Subsidiaries are subject.

(dddd) No part of the property or assets of the Company or the Subsidiaries have been taken, condemned or expropriated by any Governmental Authority nor has any written notice or proceeding in respect thereof been given or commenced nor does the Company know of any intent or proposal to give such notice or commence any such proceedings.

(eeee) The Company has not taken, directly or indirectly, and will not take any action designed to or that would constitute or that might reasonably be expected to cause or result in, under Canadian Securities Laws and applicable U.S. securities laws, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Units.

(ffff) Other than the Material Agreements or as disclosed in the Registration Statement and the Prospectuses, there are no other material contracts of or pertaining to the Company. Neither the Company nor any Subsidiary has received notification from any party claiming the Company or such Subsidiary is in breach or default under any Material Agreement.

(gggg) There are no amendments to any Material Agreements that have been, are proposed to be, or are required to be, made other than have been disclosed in the Registration Statement and the Prospectuses.

(hhhh) No default exists under and no event has occurred which, after notice or lapse of time or both, or otherwise, constitutes a default under or breach, by the Company, any Subsidiary, or any other person, of any material obligation, agreement, covenant or condition contained in any Material Agreement to which the Company or any Subsidiary is a party or by which it or any of its properties may be bound.

(iiii) TSX Trust Company, at its principal offices in Toronto, Ontario, has been duly appointed as the registrar and transfer agent for the common shares of the Company in Canada.

(jjjj) The business and material property and assets of the Company and the Subsidiaries conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectuses.

(kkkk) The Company has a reasonable basis for disclosing any forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) and any forward-looking information (within the meaning of Canadian Securities Laws) included or incorporated by reference in any of the Registration Statement or the Prospectuses and the Company has updated such forward-looking information and statements as required by and in compliance with Canadian Securities Laws, and such forward looking information included or incorporated by reference in any of the Registration Statement or the Prospectuses reflects the best currently available estimates and good faith judgments of the management of the Company, as the case may be, as to the matters covered thereby.

(llll) The statistical, industry and market related data included in the Registration Statement and the Prospectuses are derived from sources which the Company reasonably believes to be accurate, reasonable and reliable, and such data is consistent with the sources from which it was derived.

(mmmm) (i) The responses given by the Company and its officers at all oral due diligence sessions conducted by the Underwriters in connection with the Offering, as they relate to matters of fact, have been and shall continue to be true and correct in all material respects as at the time such responses have been or are given, as the case may be, and such responses taken as a whole have not and shall not omit any fact or information necessary to make any of the responses not misleading in light of the circumstances in which such responses were given or shall be given, as the case may be; and (ii) where the responses reflect the opinion or view of the Company or its officers (including responses or portions of such responses which are forward-looking or otherwise relate to projections, forecasts, or estimates of future performance or results (operating, financial or otherwise)), such opinions or views have been and will be honestly held and believed to be reasonable at the time they are given.

(nnnn) The Company is not insolvent (within the meaning of applicable laws), and is able to pay its liabilities as they become due.

(oooo) The Company has not withheld from the Underwriters any adverse material facts relating to the Company, any of the Subsidiaries or the Offering.

(pppp) The Company (i) has not made any significant acquisitions as such term is defined in Part 8 of NI 51-102 in its current financial year or prior financial years in respect of which historical and/or pro forma financial statements or other information would be required to be included or incorporated by reference into the Prospectuses and for which a business acquisition report has not been filed under NI 51-102, (ii) has not entered into any agreement or arrangement in respect of a transaction that would be a significant acquisition for purposes of Part 8 of NI 51-102, and (iii) there are no proposed acquisitions by the Company that have progressed to the state where a reasonable person would believe that the likelihood of the Company completing the acquisition is high and would be a significant acquisition for the purposes of Part 8 of NI 51-102 if completed as of the date of the Prospectuses.

(qqqq) The Company is not currently party to any agreement in respect of the change of control of the Company (whether by sale or transfer of shares or sale of all or substantially all of the assets and properties of the Company or otherwise).

(rrrr) All statements made in the Registration Statement and the Prospectuses describing the Offered Units, the Shares, the Warrants and the Warrant Shares and the respective attributes thereof are complete and accurate in all material respects.

(ssss) All of the information provided to the Representative or to counsel for the Underwriters by or on behalf of the Company in connection with the offering of the Offered Units is true, complete, correct and compliant with Financial Industry Regulatory Authority, Inc.’s (“FINRA”) rules and any letters, filings or other supplemental information provided to FINRA pursuant to such FINRA rules is true, complete and correct.

(tttt) The Company has filed a current annual report on Form 10-K in a form and manner prescribed by NI 51-102 in each of the Canadian Qualifying Jurisdictions prior to the date of this Agreement; the Company is as of the date hereof an Eligible Issuer in the Canadian Qualifying Jurisdictions and, on the date of and upon filing of the Canadian Prospectus Supplement, will be an Eligible Issuer in the Canadian Qualifying Jurisdictions and there will be no documents required to be filed under Canadian Securities Laws in connection with the Offering that will not have been filed as required as at those respective dates.

(uuuu) The Shares, Warrants and Warrant Shares will, as at the Closing Date and any applicable Settlement Date, qualify as eligible investments as described in the Canadian Prospectus Supplement under the heading “Eligibility for Investment.”

(vvvv) Other than the Underwriters, there are no persons acting or purporting to act at the request of or on behalf of the Company, that are entitled to any brokerage or finder’s fee in connection with the transactions contemplated by this Agreement.

(wwww) The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder. The Company is not and, after giving effect to the offering and sale of the Offered Units and the application of the proceeds thereof as described in the Prospectuses, will not be an “investment company” as defined in the U.S. Investment Company Act of 1940, as amended.

(xxxx) As of the date hereof, the aggregate market value of voting stock of the Company held by non-affiliates is at least US$150 million. The Company had a reporting history of 36 calendar months immediately prior to the filing of the Registration Statement to rely on the “experienced issuer” exemption under FINRA Rule 5110(h).

(yyyy) The Company believes it was not a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, for the taxable year ended December 31, 2023, and the Company believes it was not classified as a “passive foreign investment company” for the taxable year ended December 31, 2024.

(zzzz) The Company is, and has been, in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and all applicable rules and regulations promulgated thereunder or implementing provisions thereof; and

(aaaaa) There are no affiliations with any FINRA member firm among the Company’s executive officers, directors or, to the knowledge of the Company, any 10% or greater shareholder of the Company, except as set forth in the Registration Statement and the Prospectuses.

(bbbbb) To the Company’s knowledge, there are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred shares issued or guaranteed by the Company or any of its Subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) under the Exchange Act.

(ccccc) In connection with the offering of the Offered Units, the Company has not without the Underwriters engaged in any Testing-the-Waters Communication. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(ddddd) Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Offered Units shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

3.	Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the Issue Price, the number of Firm Units set forth opposite such Underwriter’s name in Schedule II hereto, plus such additional number of Firm Units which such Underwriter may become obligated to purchase pursuant to Section 10 hereof.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants the Over-Allotment Option to the several Underwriters to purchase the Additional Units in accordance with this Section 3(b) and agrees to sell to the Underwriters the Additional Units, and the Underwriters shall have the right to purchase, severally and not jointly (nor jointly and severally), up to 25,760,000 Additional Units at the Issue Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares. The Over-Allotment Option may be exercised by the Underwriters in respect of:

(i)	Additional Units at the Issue Price; or

(ii)	Additional Shares at a price of US$0.46 per Additional Share; or

(iii)	Additional Warrants at a price of US$0.08 per Additional Warrant; or

(iv)	Any combination of Additional Units, Additional Shares and/or Additional Warrants

so long as the aggregate number of Additional Shares and Additional Warrants that may be issued under the Over-Allotment Option does not exceed 25,760,000 Additional Shares and 12,880,000 Additional Warrants.

The Over-Allotment Option may be exercised in whole, at any time, or in parts and from time to time, up to 30 days after the Closing Date upon written or telegraphic notice (an “Over-Allotment Option Exercise Notice”) by the Representative to the Company, at least one and no more than five Business Days before the date specified for closing in the Over-Allotment Option Exercise Notice. Any Over-Allotment Option Exercise Notice shall specify the number of Additional Securities as to which the several Underwriters are exercising the Over-Allotment Option and the Settlement Date for such exercise. On each Settlement Date, if any, each Underwriter agrees, severally and not jointly (nor jointly and severally), to purchase the number of Additional Securities (subject to such adjustments to eliminate fractional shares as you may determine in your absolute discretion) that bears the same proportion to the total number of Additional Securities to be purchased on such Settlement Date as the number of Firm Units set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Units.

4.	Delivery and Payment.

(a) Delivery of the Firm Units shall be made to the Representative on the Closing Date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 10 hereof (such date and time is hereinafter referred to as the “Closing Date”). Delivery of the Firm Units shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the respective aggregate Issue Prices of the Firm Units being sold by the Company by wire transfer payable in same-day funds to the accounts specified by the Company. Delivery of the Firm Units shall be made and settled via electronic deposit in CDS under the non-certificated inventory system or such Firm Shares and Firm Warrants shall be represented by one or more direct registration statement (“DRS”) advices or certificates in definitive form, in each case registered in such name or names as the Representative, on behalf of the Underwriters, may notify the Company in writing not less than 48 hours prior to the Closing Date.

(b) To the extent the Over-Allotment Option is exercised, delivery of the Additional Securities to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the respective aggregate Issue Prices of the Additional Securities being sold by the Company by wire transfer payable in same-day funds to the accounts specified by the Company shall take place at the time and date specified in the Over-Allotment Option Exercise Notice which may be the Closing Date but will in no event occur earlier than the Closing Date, nor earlier than two (2) Business Days (as defined below) or later than seven (7) Business Days after the date upon which the Company receives a written notice from the Representative, on behalf of the Underwriters, setting out the number of Additional Securities to be purchased by the Underwriters. Any such notice must be received by the Company not later than 5:00 p.m. (Toronto time) on the date that is 30 days after the Closing Date. Upon the furnishing of such a notice, the Underwriters will be committed to purchase and/or arrange for Substituted Purchasers to purchase (as the case may be), and the Company will be committed to sell and deliver to the Underwriters and/or the Substituted Purchasers (as the case may be), in accordance with and subject to the provisions of this Agreement, the number of Additional Securities indicated in such notice. Delivery of the Additional Securities shall be made and settled via electronic deposit in CDS under the non-certificated inventory system or such Additional Shares and Additional Warrants shall be represented by one or more DRS advices or certificates in definitive form, in each case registered in such other name or names as the Representative, on behalf of the Underwriters, may notify the Company in writing not less than 48 hours prior to the Settlement Date, and payment therefor shall be by wire transfer payable in same-day funds to the accounts specified by the Company.

5.	Offering by and Certain Obligations of the Underwriters.

(a) The Company understands that the Underwriters intend to make a public offering of the Offered Units, in the United States and in the Canadian Qualifying Jurisdictions, either directly or through their respective U.S. or Canadian broker-dealer affiliates upon the terms set forth in the Prospectuses, as soon as in the judgment of the Representative is advisable, and initially to offer the Offered Units on the terms set forth in the Issuer Free Writing Prospectuses set forth in Schedule III hereto and corresponding Marketing Materials for use in Canada.

(b) In consideration of the services to be rendered by the Underwriters in connection with the Offering of the Offered Units, the Company shall pay the Underwriters a cash commission equal to 5.0% of the aggregate gross proceeds raised from the sale of the Offered Units. The obligation of the Company to pay the commission shall arise on the Closing Date and Settlement Date, as applicable, and will be deducted from the aggregate gross proceeds of the Offering of Offered Units payable by the Underwriters to the Company on the Closing Date and Settlement Date, as applicable.

(c) The Underwriters shall, and shall use commercially reasonable efforts to require any investment dealer (other than the Underwriters) with which the Underwriters have a contractual relationship in respect of the distribution of the Offered Units (each, a “Selling Firm”) to agree to, comply with the applicable securities laws in connection with the distribution of the Offered Units and shall offer the Offered Units for sale to the public directly and through Selling Firms upon the terms and conditions set out in the Prospectuses and this Agreement. The Underwriters shall, and shall use commercially reasonable efforts to require any Selling Firm to agree to, offer for sale to the public and sell the Offered Units only in those jurisdictions where they may be lawfully offered for sale or sold and shall seek the prior consent of the Company, such consent not to be unreasonably withheld, regarding the jurisdictions other than the United States and in the Canadian Qualifying Jurisdictions where the Offered Units are to be offered and sold. The Underwriters shall: (i) use all commercially reasonable efforts to complete and cause each Selling Firm to complete the distribution of the Offered Units as soon as reasonably practicable after the Closing Date; and (ii) as soon as practicable after the completion of the distribution of the Offered Units, and in any event within 30 days after the later of the Closing Date or the last Settlement Date, notify the Company thereof and provide the Company with a breakdown of the number of Offered Units distributed in the Canadian Qualifying Jurisdictions

(d) In Canada, during the distribution of the Offered Units, other than the Canadian Offering Documents, the Marketing Materials filed with the Canadian Qualifying Authorities, and the press release announcing the Offering, the Underwriters shall not provide any potential investor in the Canadian Qualifying Jurisdictions with any materials or written communication in relation to the distribution of the Offered Units. The Company and the Underwriters covenant and agree with respect to offers and sales in Canada (i) not to provide any potential investor of Offered Units with any Marketing Materials unless a template version of such Marketing Materials has been filed by the Company with the Canadian Qualifying Authorities on or before the day such Marketing Materials are first provided to any potential investor of Offered Units, (ii) not to provide any potential investor with any materials or information in relation to the distribution of the Offered Units or the Company other than (a) such Marketing Materials that have been approved and filed in accordance with the Shelf Procedures, (b) the Canadian Offering Documents, and (c) any “standard term sheets” (within the meaning of Canadian Securities Laws) approved in writing by the Company and the Representative, on behalf of the Underwriters, and (iii) that any Marketing Materials approved and filed in accordance with the Shelf Procedures and any standard term sheets approved in writing by the Company and the Representative, on behalf of the Underwriters, shall only be provided to potential investors in the Canadian Qualifying Jurisdictions.

(e) Notwithstanding the foregoing provisions of this Section 5, an Underwriter will not be liable to the Company under this Section 5 with respect to a default under this Section 5” by another Underwriter. However, each Underwriter shall be liable to the Company under this Section 5 with respect to any breach by it or its U.S. or Canadian broker-dealer affiliates of this Section 5.

6.	Agreements. The Company agrees with the several Underwriters that:

(a) The Company will cause the Prospectuses, prepared in compliance with all applicable Canadian Securities Laws and applicable U.S. securities laws, and any supplements thereto to be filed, each in a form approved by the Representative, with the Canadian Qualifying Authorities in accordance with Canadian Securities Laws (in the case of the Canadian Final Prospectus) and with the SEC pursuant to Rule 424(b) under the Securities Act (in the case of the U.S. Final Prospectus) within the time period prescribed and will provide evidence to the Representative of such timely filings; will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file or deliver any Marketing Materials to the extent required by Canadian Securities Laws.

(b) The Company will deliver, without charge, (i) to the Representative, if requested, as many signed copies of the Registration Statement, the Prospectuses and any Marketing Materials as originally filed or delivered and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein, as the Representative reasonably requested; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement, the Prospectuses as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as hereinafter defined), as many copies of the Prospectuses (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus and Marketing Material) as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered Units, as in the opinion of counsel for the Underwriters a prospectus relating to the Offered Units is required by applicable Canadian Securities Laws or applicable U.S. securities laws to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Offered Units by any Underwriter or dealer, until the termination of the Offering.

(c) Prior to the termination of the Offering of the Offered Units, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus or Marketing Materials, and before filing any amendment or supplement to the Registration Statement or the Prospectuses, the Company will furnish to the Representative and counsel for the Underwriters a copy of such proposed Issuer Free Writing Prospectus, Marketing Materials, amendment or supplement to the Registration Statement or the Prospectuses for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or Marketing Materials or file any such proposed amendment or supplement to the Registration Statement or the Prospectuses to which the Representative reasonably objects.

(d) Concurrently with the filing of the Prospectuses with the Canadian Qualifying Authorities and with the SEC, the Company shall have requested and caused Grant Thornton LLP to furnish a “long form”

comfort letter dated the date of the Prospectuses, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters and the directors of the Company, which letter shall be based on a review by such auditors within a cut-off date and based on a review of not more than two Business Days prior to the date of the letter, which letter shall be in addition to any auditors’ comfort and consent letters addressed to the Canadian Qualifying Authorities and with the SEC.

(e) The Company will advise the Representative promptly, and confirm such advice in writing, (i) when the Canadian Final Prospectus has been filed with the Canadian Qualifying Authorities pursuant to the Shelf Procedures; (ii) when any amendment to the Registration Statement or the Prospectuses shall have been filed or becomes effective or a receipt in respect of any such amendment has been issued by the Reviewing Authority, as the case may be; (iii) when any supplement to the Prospectuses or any Issuer Free Writing Prospectus or Marketing Materials or any amendment to the Prospectuses has been filed or distributed; (iv) of any request by the SEC or the Canadian Qualifying Authorities for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or the receipt of any comments from the SEC relating to the Registration Statement or the Prospectuses or any other request by the SEC or the Canadian Qualifying Authorities for any additional information; (v) of the issuance by the Canadian Qualifying Authorities or the SEC or any other governmental or regulatory authority of any cease trade order relating to the Company or the Offered Units, of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectuses or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectuses, any Issuer Free Writing Prospectus or Marketing Materials, as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectuses, any such Issuer Free Writing Prospectus or Marketing Materials is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Offered Units for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectuses or suspending any such qualification of the Offered Units and, if any such order is issued, will use its commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.

(f) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectuses as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectuses are delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectuses to comply with applicable securities laws, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the SEC and the Canadian Qualifying Authorities and furnish to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Prospectuses (or any document to be filed with the SEC and the Canadian Qualifying Authorities and incorporated by reference therein) as may be necessary so that the statements in the Prospectuses as so amended or supplemented (or any document to be filed with the SEC and the Canadian Qualifying Authorities and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectuses are delivered to a purchaser, be misleading or so that the Prospectuses will comply with applicable securities laws.

(g) The Company will use its commercially reasonable efforts to qualify the securities for offer and sale under the securities or blue sky laws of such jurisdictions in the United States as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Offered Units; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement.

(i) The Company will not directly or indirectly, issue, sell, offer, grant an option or right in respect of (or agree to or announce any intention to do any of the foregoing), any additional common shares or any securities or financial instruments, convertible into or exchangeable for common shares, other than: (i) in connection with the Offering and the Concurrent Private Placement; (ii) to satisfy existing contractual obligations and instruments already issued as of May 9, 2025 (including for greater certainty, but not limited to the grant of securities under the Company’s equity compensation plans and the issuance of securities pursuant to existing pre-emptive, anti-dilution and/or participation rights); (iii) the issuance of common shares upon the exercise of any warrants, convertible securities, options, or any other commitment or agreement outstanding as of May 9, 2025; (iv) obligations in respect of existing agreements; and (v) in connection with an internal reorganization, for a period of 90 days after the Closing Date, without the prior written consent of the Representative, such consent not to be unreasonably withheld, conditioned or delayed.

(j) The Company will use its commercially reasonable efforts to cause its senior officers and directors who are standing for election at the annual shareholders meeting of the Company to be held on June 17, 2025, and any departing directors as mutually agreed between the Representative and the Company. to enter into lock up agreements in the form of Exhibit A hereto, pursuant to which they agree not to sell securities of the Company, subject to the exceptions set out therein, for a period of 90 days after the Closing Date, without the prior written consent of the Representative, such consent not to be unreasonably withheld, conditioned or delayed.

(k) The Company will apply the net proceeds from the sale of the Offered Units in accordance with the disclosure in the Prospectuses under the heading “Use of Proceeds.”

(l) Neither the Company nor its Subsidiaries or affiliates will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Units.

(m) The Company has applied to obtain the conditional approval of the TSX for the listing of the Shares and Warrant Shares, and will use its commercially reasonable efforts to satisfy any requirements of the TSX to the listing thereof within the time specified in such approval. The Company has applied to obtain the conditional approval of the TSX for the listing of the Warrants, and will use its commercially reasonable efforts to satisfy any requirements of the TSX to the listing thereof within the time specified in such approval, subject to satisfying the applicable listing standards and requirements on the TSX. The Company will obtain authorization from NYSE American for the issuance of Shares and Warrant Shares prior to the Closing Date. The Company will use commercially reasonable efforts to list the Warrants on the NYSE American following the Closing Date, subject to satisfying the applicable listing standards and requirements on the NYSE American. The Company will use its commercially reasonable efforts to maintain the listing of its common shares on the TSX and NYSE American; provided that the Company shall not be required to comply with this Section following the completion, in compliance with all applicable laws, of a merger, amalgamation, arrangement, business combination or take-over bid pursuant to which the Company ceases to be listed on the TSX and/or NYSE American. The Company will use its commercially reasonable efforts to maintain its status as a “reporting issuer” (or the equivalent thereof) not in default of the requirements of Canadian Securities Law in each of the Canadian Qualifying Jurisdictions; provided that the Company shall not be required to comply with this Section following the completion, in compliance with all applicable laws, of a merger, amalgamation, arrangement, business combination or take-over bid pursuant to which the Company ceases to be a “reporting issuer” (within the meaning of Canadian Securities Laws).

(n) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Offered Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the SEC or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(o) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the SEC in accordance with Rule 433 under the Securities Act.

7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase, or act as agent for Substituted Purchasers to purchase, the Firm Units on the Closing Date and to purchase any Additional Securities on a Settlement Date, as the case may be, shall be subject to the following conditions:

(a) Dorsey & Whitney LLP, U.S. counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and negative assurance letter, dated the Closing Date or the Settlement Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative and counsel to the Underwriters with respect to corporate and securities laws matters (it being acknowledged and agreed by the Company and the Underwriters that, for purposes of such opinion and negative assurance letter, “Applicable Time” shall mean the date and time (as reflected on EDGAR) of the filing of the U.S. Final Prospectus with the SEC).

(b) Bennett Jones LLP, Canadian counsel for the Company, and other local counsel as required, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Settlement Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative and counsel to the Underwriters with respect to Canadian corporate and securities laws matters.

(c) Nauth LPC, U.S. counsel for the Underwriters, shall have furnished to the Representative, at the request of the Company, their negative assurance letter, dated the Closing Date or the Settlement Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative and counsel to the Underwriters (it being acknowledged and agreed by the Company and the Underwriters that, for purposes of such negative assurance letter, “Applicable Time” shall mean the date and time (as reflected on EDGAR) of the filing of the U.S. Final Prospectus with the SEC).

(d) Dorsey & Whitney LLP, U.S. counsel to the Company, shall have furnished to the Representative, at the request of the Company, their written opinions (the “Title Opinions”) dated the Closing Date, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, with respect to the Company’s title and mineral rights for the Properties.

(e) Dorsey & Whitney LLP, U.S. counsel to the Company, shall have furnished to the Representative, at the request of the Company, their written opinion dated the Closing Date, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, with respect to corporate matters (including the registered shareholders) of the Material Subsidiaries.

(f) The Company shall have furnished to the Representative a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date or the Settlement Date, as the case may be, to the effect that the signers of such certificate have carefully examined the Registration Statement and the Prospectuses and any amendment or supplement thereto, as well as any electronic road show used in connection with the Offering, and this Agreement and that:

(i)

the representations and warranties of the Company in this Agreement are true and correct in all material respects (or, in the case of any representation or warranty containing a materiality or Material Adverse Effect qualification, in all respects) on and as of the Closing Date or the Settlement Date, as the case may be, with the same effect as if made on the Closing Date or the Settlement Date, as the case may be, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or the Settlement Date, as the case may be;

(ii)

no stop order suspending the effectiveness of the Registration Statement or the Prospectuses or any notice objecting to their use has been issued and no proceedings for any such purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)

since the respective dates of which information is given in the Prospectuses, there has been no Material Adverse Effect, except as set forth in or contemplated in the Prospectuses or any amendment or supplement to any of them.

(h) The Company shall have requested and caused Grant Thornton LLP to have furnished to the Representative, at the Closing Date or the Settlement Date, as the case may be, “bring down” comfort letter, addressed to the Underwriters and the board of directors of the Company, dated respectively as of the Closing Date or the Settlement Date, as the case may be, in form and substance reasonably satisfactory to the Representative and counsel to the Underwriters, bringing forward to a date not more than two Business Days prior to the Closing Date or the Settlement Date, as the case may be the information contained in the comfort letters referred to in Section 6(d) hereof.

(i) Prior to the Closing Date or the Settlement Date, as the case may be, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(j) Prior to the Closing Date, the Shares and Warrant Shares shall have been (i) duly authorized for listing or quotation on the NYSE American, subject only to notice of issuance and (ii) conditionally approved for listing and posting for trading on the TSX, subject only to the satisfaction by the Company of customary conditions imposed by the TSX, and evidence of such actions shall have been provided to the Representative.

(k) On or before the Closing Date, the Company shall have furnished to the Representative the lock-up agreements substantially in the form of Exhibit A hereto from the applicable senior officers and directors of the Company addressed to the Representative.

The documents required to be delivered by this Section 7 shall be delivered by any standard form of electronic document exchange or transmission on the Closing Date.

8. Fees and Expenses. Whether or not the purchase and sale of the Offered Units shall be completed, the Company agrees to pay the costs and expenses (including, for greater certainty, any applicable goods and services tax, harmonized sales tax and provincial sales taxes imposed on such costs and expenses) relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC or the Canadian Qualifying Authorities, as applicable, of the Registration Statement (including financial statements and exhibits thereto), the Prospectuses and each Issuer Free Writing Prospectus and Marketing Materials, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectuses, each Issuer Free Writing Prospectus and any Marketing Materials, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Offered Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Offered Units, including any transfer taxes and stamp or similar duties in connection with the original issuance and sale of the Offered Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Offered Units; (v) the registration of the Shares and Warrant Shares under the Exchange Act and the listing of the Shares and Warrant Shares on the TSX and the NYSE American; (vi) any registration or qualification of the Offered Units for offer and sale under the securities or blue sky laws of the several states or under foreign (non-Canadian) securities laws (including filing fees); (vii) any filings required to be made with FINRA and any of the Canadian Qualifying Authorities (including filing fees), if any; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) the fees and expenses incurred by the Underwriters (including the fees of its legal counsel up to a maximum of US$225,000 in the aggregate for all legal counsel, excluding disbursements and taxes) and all reasonable out-of-pocket expenses of the Underwriters; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder..

For the avoidance of doubt, it is understood that the Company will not pay or reimburse any costs, fees or expenses incurred by any Underwriter that defaults on its obligations to purchase the Offered Units; provided that the Company shall still be obligated to pay the reasonable fees and expenses of Canadian and U.S. counsel to the Underwriters as set forth in this Section 8.

9. Indemnification and Contribution.

(a) The Company and the Subsidiaries (collectively, the “Indemnitor”) hereby agree to indemnify and hold the Underwriters and each of their subsidiaries and their respective directors, officers, employees and partners (collectively, the “Indemnified Parties” and each, an “Indemnified Party”) harmless from and against any and all losses (other than loss of profits), expenses, claims, actions, damages, payments or liabilities (collectively, “Losses”), whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of its counsel that may be incurred in investigating, advising with respect to and/or defending any claim that may be made against any Indemnified Party or in enforcing this indemnity (collectively, the “Claims”), to which any Indemnified Party may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such Claims relate to, are caused by, result from, arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Indemnitor by the Indemnified Party hereunder or otherwise in connection with the Offering or any matter referred to, or related to, this Agreement.

(b) The foregoing indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that: (i) the Indemnified Party has been grossly negligent, has been guilty of willful misconduct or has committed an illegal act or fraud in the course of rendering such services; and (ii) the Losses for which indemnification is claimed was caused by the gross negligence, willful misconduct, illegal act or fraud referred to in clause (i) above.

(c) Promptly after receipt of notice of the commencement of any Claim against the Indemnified Parties or after receipt of notice of the commencement of any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, the Underwriters or any such other Indemnified Parties will notify the Indemnitor in writing of the commencement and particulars thereof, provided that the failure to so notify the Indemnitor shall not relieve the Indemnitor from liability except and only to the extent that such failure or delay materially prejudices the Indemnitor’s defense of such Claim or results in any material increase in the liability which the Indemnitor has under this indemnity. Throughout the course of such proceeding or investigation, the Indemnified Parties will provide copies of all relevant documentation to the Indemnitor, will keep the Indemnitor advised of the progress thereof and will discuss with the Indemnitor all significant actions proposed.

(d) The Indemnitor shall be entitled (but not required), at its own expense, to participate in and, to the extent it may wish to do so, assume the defense of any Claim, provided such defense is conducted by counsel selected by the Company and acceptable to the Indemnified Party, acting reasonably. Upon the Indemnitor notifying the Underwriters in writing of its election to assume the defense and retaining counsel, the Indemnitor shall not be liable to an Indemnified Party for any legal expenses subsequently incurred by it in connection with such defense. If the defense is assumed by the Indemnitor, the Indemnitor throughout the course thereof will provide copies of all relevant documentation to the Underwriters, will keep the Underwriters advised of the progress thereof and will discuss with the Underwriters all significant actions proposed. Notwithstanding the foregoing paragraph, any Indemnified Party shall have the right, at the Indemnitor’s expense, to separately retain counsel of such Indemnified Party’s choice, in respect of the defense of any Claim if: (i) the employment of such counsel has been agreed to by the Indemnitor; (ii) the Indemnitor has not assumed the defense and employed counsel therefor promptly after receiving notice of such Claim; or (iii) counsel retained by the Indemnitor or the Indemnified Party has advised the Indemnified Party that representation of both parties by the same counsel would be inappropriate for any reason, including for the reason that there may be legal defenses available to the Indemnified Party which are different from or in addition to those available to the Indemnitor or that there is a conflict of interest between the Indemnitor and the Indemnified Party or the subject matter of the Claim may not fall within the indemnity set forth herein (in any of which events the Indemnitor shall not have the right to assume or direct the defense on such Indemnified Party’s behalf), provided that the Indemnitor shall not be responsible for the fees or expenses of more than one legal firm in any single jurisdiction for all of the Indemnified Parties, provided such firm is reputable and acceptable to the Indemnified Parties, acting reasonably.

(e) The Indemnitor agrees that in case any Claim shall be brought against or an investigation is commenced in respect of, the Indemnitor and/or an Indemnified Party, and an Indemnified Party or its personnel are required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Indemnitor by the Indemnified Party, the Indemnified Party shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Indemnified Party for time spent by its personnel in connection therewith at their normal per diem rates together with such disbursements and documented out-of-pocket expenses incurred by such personnel) shall be paid by the Indemnitor as they occur.

(f) No admission of liability, no settlement of any Claim, no compromise nor any consent to the entry of any judgement shall be made by the Indemnitor or the Indemnified Party without the prior written consent of the other such party affected, such consents not to be unreasonably withheld or delayed. The Indemnitor agrees to waive any right it may have of first requiring an Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other Person before claiming under this indemnity. The Indemnitor also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or any person asserting Claims on behalf of or in right of the Company for or in connection with the Offering except to the extent of the amount of any Losses suffered by the Company are determined by a court of competent jurisdiction in a final judgment that has become non-appealable to have resulted directly from any of the events set out in Section 9(b) above.

(g) In the event that the indemnity under this Section 9 is unavailable to or insufficient to hold harmless an Indemnified Party for any reason, the Company and the Underwriters agree to contribute to the aggregate Losses to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the Offering. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the actions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth in this Agreement. Relative fault shall be determined by reference to, among other things, the intent of the parties and their relative knowledge, access to information and opportunity to take corrective actions in the circumstances. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (g), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Offering exceeds the amount of any Losses that such Underwriter has otherwise been required to pay. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(h) The rights accorded to the Indemnified Parties hereunder shall be in addition to any rights an Indemnified Party may have at common law or otherwise. The Indemnitor hereby acknowledges that the Underwriters will act as trustee for the other Indemnified Parties of the Indemnitor’s covenants under the indemnity described in this Section 9 and the Underwriters agree to accept such trust and to hold and enforce such covenants on behalf of such persons. The indemnity and contribution obligations of the Indemnitor under this Section 9 shall be in addition to and not in substitution for any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to Indemnified Parties and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor and any Indemnified Party. The foregoing provisions shall survive any termination of this Agreement or the completion of professional services rendered under this Agreement.

10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Firm Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Firm Units set forth opposite their names in Schedule II hereto bears to the aggregate amount of Firm Units set forth opposite the names of all the remaining Underwriters) the Firm Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Firm Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Firm Units set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Firm Units, and if such non-defaulting Underwriters do not purchase all the Firm Units, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date may be postponed for such period, not exceeding five Business Days, as the Representative may determine in order that the required changes in the Registration Statement and the Prospectuses or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters (or any one of them), by notice given to the Company prior to the Closing Date, if at any time prior to such Closing Date:

(a) there shall occur, be discovered by the Underwriters or announced by the Company, any material change or a change in any material fact in the business affairs, financial condition, assets, liabilities (contingent or otherwise), results of operations of the Company and its Subsidiaries (taken as a whole), or there shall exist or be discovered any material fact which is, or may be, untrue, false or misleading in a material respect or result in a misrepresentation (other than a change or fact related solely to the Underwriters), which, in the opinion of any of the Underwriters, acting reasonably, has or could be reasonably expected to have a significant adverse effect on the market price or value of the common shares of the Company;

(b) (i) there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any outbreak or escalation of national or international hostilities or any crisis or calamity or plague of national or international consequence, or any governmental action, law, regulation, inquiry or other similar occurrence which, in the opinion of any of the Underwriters, acting reasonably, materially adversely affects or could reasonably be expected to materially adversely affect or involve the financial markets in Canada or the United States or the business, operations or affairs of the Company and its Subsidiaries taken as a whole; or (ii) any order, action or proceeding which cease trades or otherwise operates to prevent or restrict trading of the common shares or any other securities of the Company is made or threatened by a securities regulatory authority;

(c) any inquiry, action, suit, proceeding or investigation (whether formal or informal) is commenced, announced or threatened or any order is made by any federal, provincial, state or other governmental authority, commission, board, bureau, agency or instrumentality (including, without limitation, the TSX, the NYSE American or any securities regulatory authority) in relation to the Company, its Subsidiaries or any one of the officers or directors of the Company, or there is any change in law or regulation, or the interpretation or administration thereof, which, in any case, in the opinion of the Underwriters (or any one of them) operates to materially impact, prevent or restrict the distribution or trading of the common shares of the Company; or

(d) the Company is in breach of any material term, condition or covenant of this Agreement or any representation or warranty given by the Company herein or therein is or becomes false in any material respect.

The rights of termination contained in this Section 11 are in addition to any other rights or remedies the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination by an Underwriter, there shall be no further liability on the part of that Underwriter to the Company or on the part of the Company to that Underwriter except in respect of any liability which may have arisen or may arise after such termination in respect of acts or omissions prior to such termination or under Sections 5(b), 8, 9 or 12 of this Agreement. A notice of termination given by one Underwriter under this Section 11 shall not be binding upon any other Underwriter.

12. Authority of Representative. The Company shall be entitled to and shall act on any notice, request, waiver, extension or other communication or agreement given by or on behalf of the Underwriters by the Representative, which has authority to bind the Underwriters with respect of all matters covered by this Agreement insofar as such matters relate to the Underwriters, with the exception of any notice, request, waiver, extension or other communication or agreement pursuant to Sections 9, 10 or 11.

13. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Offered Units. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

14. Notices. All communications hereunder will be in writing and effective only on receipt, and:

if sent to the Representative, will be mailed, delivered or emailed to:

c/o National Bank Financial Inc.

130 King Street West, 8th Floor

Toronto, Ontario M5X 1J9

Email: [REDACTED]

Attention: [REDACTED]

with a copy (which shall not constitute notice) to:

McCarthy Tétrault LLP

66 Wellington Street West

Suite 5300, TD Bank Tower

Toronto, Ontario M5K 1E6

Email: [REDACTED]

Attention: [REDACTED]

-and-

Nauth LPC

217 Queen Street West, Suite 401

Toronto, Ontario M5V 0R2

Email: [REDACTED]

Attention: [REDACTED]

if sent to the Company, will be mailed, delivered or emailed to:

i-80 Gold Corp.

5190 Neil Road, Suite 460

Reno, Nevada 89502

Email: [REDACTED]

Attention: [REDACTED]

with a copy (which shall not constitute notice) to:

Bennett Jones LLP

100 King Street West, Suite 3400

Toronto, Ontario M5X 1A4

Email: [REDACTED]

Attention: [REDACTED]

-and-

Dorsey & Whitney LLP

701 Fifth Avenue, Suite 6100

Seattle, Washington 98104-7043

Email: [REDACTED]

Attention: [REDACTED]

15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

16. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12

C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17. No Fiduciary Duty. The Company hereby acknowledges that (i) the purchase and sale of the Offered Units pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, (ii) the Underwriters are acting as principal and not as an agent or fiduciary of the Company, (iii) the engagement of the Underwriters by the Company in connection with the Offering and the process leading up to the Offering is as independent contractors and not in any other capacity, (iv) the Underwriters have not provided any legal, accounting, regulatory, investment or tax advice with respect to the Offering of the Offered Units and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate, and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. Furthermore, the Company agrees that it is solely responsible for making its own judgment in connection with the Offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

The Company further acknowledges that each of the Underwriters is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and financial advisory services and that in the ordinary course of its trading and brokerage activities, the Underwriter and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers, in debt or equity securities of the Company, or any other company that may be involved in a transaction or related derivative securities and the Underwriter is under no obligation to disclose such activities or other services to the Company. The Company further acknowledges that if any Underwriter provides research coverage of the Company, it will from time to time disseminate research reports with views and comments independent from those of the investment banking team and which may be contrary. Nothing in this Agreement shall restrict the Underwriters ability to conduct business in the ordinary course and in compliance with applicable laws.

18. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein without reference to conflict of law rules and the courts of Ontario shall have non-exclusive jurisdiction over any dispute hereunder.

20.  Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. Counterparts. This Agreement may be signed in one or more counterparts and may be signed and delivered by electronic transmission, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

22. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

23. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Additional Securities” has the meaning set out on page 1 hereof.

“Additional Shares” has the meaning set out on page 1 hereof.

“Additional Units” has the meaning set out on page 1 hereof.

“Additional Warrants” has the meaning set out on page 1 hereof.

“Business Assets” means all tangible and intangible property and assets owned (either directly or indirectly), leased, licensed, loaned, operated or used, including all real property, fixed assets, facilities, equipment, inventories and accounts receivable, by the Company and the Material Subsidiaries in connection with the business as its presently conducted.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in Toronto, Ontario or Vancouver, British Columbia, Canada.

“Canadian Offering Documents” shall mean each of the Canadian Final Prospectus and any amendment thereto, including the documents incorporated by reference and any Marketing Materials;

“Canadian Qualifying Authorities” means the applicable securities commission or regulatory authorities in each of the Canadian Qualifying Jurisdictions.

“Canadian Qualifying Jurisdictions” shall mean each of the provinces and territories of Canada other than Québec.

“Canadian Securities Laws” shall mean the applicable securities laws of each of the Canadian Qualifying Jurisdictions and their respective regulations, rulings, rules, published national, multilateral and local instruments, policy statements, notices and blanket orders of the Canadian Qualifying Authorities and the rules and policies of the TSX.

“common shares of the Company” means the common shares in the capital of the Company.

“Eligible Issuer” means an issuer which meets the criteria and has complied with the requirements of NI 44-101 so as to be qualified to offer securities by way of a short form prospectus under Canadian Securities Laws.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Financial Statements” means the consolidated financial statements of the Company incorporated by reference in the Prospectuses, including the notes with respect to those financial statements, and in the case of audited consolidated financial statements, together with the report of Grant Thornton LLP on those audited financial statements.

“Firm Shares” has the meaning set out on page 1 hereof.

“Firm Units” has the meaning set out on page 1 hereof.

“Firm Warrants” has the meaning set out on page 1 hereof.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act.

“Governmental Authority” means any governmental, regulatory or administrative authority, department, agency, commission, board, bureau, branch, official, panel, tribunal or other instrumentality, any crown corporation, any court or private arbitrator or arbitral tribunal and any other Person exercising any legislative, judicial, quasi-judicial, administrative, executive, investigative (including police), regulatory, licensing or taxing authority or power, whether domestic or foreign.

“Issuer Free Writing Prospectus” shall mean an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, including without limitation any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Offered Units that is (i) required to be filed with the SEC by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act, whether or not required to be filed with the SEC, or (iii) exempt from filing with the SEC pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Offered Units or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Marketing Materials” shall mean any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), and includes “marketing materials” within the meaning of NI 41-101.

“Material Adverse Effect” means any change (including a decision to implement such a change made by the board of directors or by senior management who believe that confirmation of the decision by the board of directors is probable), fact, event, violation, inaccuracy, circumstance, state of being or effect that (i) is, or would reasonably be expected to be, materially adverse (whether financial or otherwise) to the business, assets (including intangible assets), affairs, operations, liabilities (contingent or otherwise), capital, properties, condition (financial or otherwise), results of operations or control of the Company and the Subsidiaries, on a consolidated basis or (ii) results, or would result, in the Prospectuses containing a misrepresentation.

“Material Agreement” means any and all contracts, commitments, agreements (written or oral), instruments, leases or other documents, including licenses, sublicenses, supply agreements, toll milling agreements, manufacturing agreements, distribution agreements, sales agreements, stream agreements, prepay agreements, forward agreements, debt financing agreements, guarantee and security agreements or any other similar type agreements, to which the Company or any Subsidiary is a party or to which their Business Assets are otherwise bound, and which is material to the Company and the Subsidiaries on a consolidated basis.

“material change” has the meaning ascribed thereto in the Canadian Securities Laws of the Canadian Qualifying Jurisdictions;

“material fact” has the meaning ascribed thereto in the Canadian Securities Laws of the Canadian Qualifying Jurisdictions;

“Material Subsidiaries” means, collectively, Premier Gold Mines USA Inc., Au-Reka Gold LLC, Goldcorp Dee LLC, Osgood Mining Company, LLC and Ruby Hill Mining Company, LLC and “Material Subsidiary” means any one of them, as the context requires.

“NI 41-101” means National Instrument 41-101 – General Prospectus Requirements, of the Canadian Securities Administrators.

“NI 44-101” means National Instrument 44-101 – Short Form Prospectus Distributions, of the Canadian Securities Administrators.

“Offered Units” has the meaning set out on page 1 hereof.

“Properties” means all of the material properties of the Company as described and defined in the Prospectuses including for greater certainty, the Cove Project, the Lone Tree Project, the Ruby Hill Project and the Granite Creek Project; and “Property” means any one of them, as the context requires.

“Public Disclosure Record” means, collectively, all annual reports, annual and interim financial statements, annual information forms, business acquisition reports, management discussion and analysis, information circulars, material change reports, press releases and all other information or documents (including exhibits and other information incorporated therein) filed by the Company that are available to the public on SEDAR+ or EDGAR since January 1, 2023;

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Shelf Information” shall mean the information, if any, included in the Canadian Prospectus Supplement that is omitted from the Canadian Base Prospectus in accordance with the Shelf Procedures under Canadian Securities Laws.

“Shelf Procedures” shall mean NI 44-101 and National Instrument 44-102 - Shelf Distributions.

“S-K 1300” means Subpart 1300 of Regulation S-K of the U.S. Securities Act of 1933, as amended.

“Subsidiaries” means, collectively, the Material Subsidiaries and each of Paycore Minerals Inc., Paycore Canada Inc., 2823857 Ontario Inc., Golden Hill Mining Holdings Inc. and Golden Hill Mining LLC and “Subsidiary” means any one of them, as the context requires.

“US GAAP” shall mean United States generally accepted accounting principles.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

i-80 GOLD CORP.

By:	(signed) “Richard Young”
Name:	Richard Young
Title:	President, Chief Executive Officer and Director

The foregoing Agreement is hereby
confirmed and accepted as of the
date first written above.

National Bank Financial Inc.

By:	(signed) “Elian Terner”
Name: Elian Terner
Title: Managing Director & Head, Global Mining & Metals Investment Banking

For themselves and the other several Underwriters named in Schedule II to the foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated May 13, 2025

Registration Statement No. 333-286531

Representative: National Bank Financial Inc.

Number of Firm Units to be sold by the Company: 320,000,000

Number of Additional Units to be sold by the Company: Up to 25,760,000

Price per Unit to the Underwriters: US$0.50

Firm Warrant Exercise Price: US$0.70

Firm Warrant expiration date: November 16, 2027

Closing Date, Time and Location: On or about May 16, 2025 at 8:30 a.m. Eastern Time

Type of Offering: Non-Delayed

SCHEDULE II

Underwriters	% Allocation	Number of Firm Units to be Purchase
National Bank Financial Inc.	30.0%	96,000,000
Cormark Securities Inc.	20.0%	64,000,000
SCP Resource Finance LP.	15.0%	48,000,000
Canaccord Genuity Corp.	15.0%	48,000,000
BMO Nesbitt Burns Inc.	5.0%	16,000,000
RBC Dominion Securities Inc.	5.0%	16,000,000
Scotia Capital Inc.	5.0%	16,000,000
Stifel Nicolaus Canada Inc.	2.5%	8,000,000
Ventum Financial Corp.	2.5%	8,000,000

Total:	100.0%	320,000,000

[Schedule II to the Underwriting Agreement]

SCHEDULE III

Schedule of Issuer Free Writing Prospectuses

1.	Free Writing Prospectus filed with the SEC on May 9, 2025 (Acc-no: 0001193125-25-116444)

2.	Free Writing Prospectus filed with the SEC on May 9, 2025 (Acc-no: 0001193125-25-116691)

[Schedule III to the Underwriting Agreement]

EXHIBIT A

Form of Lock Up Agreement

i-80 Gold Corp.

Public Offering of Units

To:

National Bank Financial Inc. (“Lead Underwriter”), Cormark Securities Inc., SCP Resource Finance LP., Canaccord Genuity Corp., BMO Nesbitt Burns Inc., RBC Dominion Securities Inc., Scotia Capital Inc., Stifel Nicolaus Canada Inc. and Ventum Financial Corp. (collectively, the “Underwriters”)

Re:    i-80 Gold Corp.– Lock-up Agreement

1.

The undersigned understands that the Underwriters have entered into an underwriting agreement dated on or about May 13, 2025 (the “Underwriting Agreement”) with i-80 Gold Corp. (the “Company”) in connection with a public offering (the “Offering”) of units of the Company (the “Units”), with each Unit consisting of (i) one common share of the Company and (ii) one-half of one common share purchase warrant (each whole common shares purchase warrant, a “Warrant”), with each Warrant exercisable for one common share of the Company.

2.	All capitalized terms not otherwise defined herein have the meaning given to them in the Underwriting Agreement.

3.

In consideration of the benefit that the Offering will confer upon the Company and the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that during the period beginning from the date hereof and ending on the date that is 90 days following the Closing Date (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Lead Underwriter, such consent not to be unreasonably withheld or delayed, directly or indirectly, offer, sell, transfer, pledge, hypothecate, lend, assign, grant an option or right to purchase, make any short sale, enter into any swap, forward, hedge or any other agreement or arrangement to transfer the economic consequences of or alter the economic exposure to, or otherwise dispose of, monetize or deal with, or publicly announce any intention to do any of the foregoing, whether through the facilities of a stock exchange, by private placement or otherwise, any securities of the Company, including any common shares of the Company or securities convertible into, exchangeable for, or otherwise exercisable to acquire common shares or other securities of the Company, whether now owned or hereinafter acquired, directly or indirectly, by the undersigned or now or hereinafter under the control or direction of the undersigned (collectively, the “Undersigned’s Securities”).

4.

Section 3 above shall not apply, and for certainty the undersigned shall not require the prior written consent of the Lead Underwriter, in connection with: (a) transfers to affiliates of the undersigned, any family members of the undersigned, or any company, trust or other entity owned by or maintained for the benefit of the undersigned or any family members of the undersigned, (b) transfers occurring by operation of law or in connection with transactions arising as a result of the death or incapacitation of the undersigned, (c) pledges of the Undersigned’s Securities as security for bona fide indebtedness of the undersigned; provided, in each of (a), (b) and(c), that any such transferee or pledgee shall first execute a lock-up agreement in substantially the form hereof covering the remainder of the Lock-Up Period, (d) transfers made pursuant to a bona fide take-over bid or similar transaction made to all holders of the Company’s common shares, including without limitation, a merger, arrangement or amalgamation, involving a change of control of the Company

[Exhibit A to the Underwriting Agreement]

2

and provided that in the event the take-over or acquisition transaction is not completed, the Undersigned’s Securities shall remain subject to the restrictions contained in this lock-up agreement, (e) exercises of stock options, vesting of share units and other similar issuances pursuant to equity based compensation arrangements or incentive plans of the Company or the exercise of any other convertible securities of the Company; provided that the securities of the Company issuable upon such exercises or vesting shall be subject to the terms of this lock-up agreement, or (f) sales of common shares of the Company issued upon the exercise of any stock options or convertible securities of the Company or the vesting or settlement of share units or other similar issuances pursuant to equity based compensation arrangements or incentive plans of the Company which expire within 90 days following the Closing Date and are required to be sold solely in order to satisfy tax obligations in connection with any such exercise, vesting or settlement.

5.

The undersigned represents and warrants that the undersigned has full power, capacity and authority to enter into this lock-up agreement and has or will have good and marketable title to the Undersigned’s Securities and understands that the Company and the Underwriters are relying upon this lock-up agreement in proceeding towards consummation of the Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s legal representatives, successors, and permitted assigns, and shall enure to the benefit of the Company, the Underwriters and their legal representatives, successors and assigns.

6.

The undersigned hereby authorizes the Company and its transfer agent to decline to make any transfer of the Undersigned’s Securities if such transfer would constitute a violation or breach of this lock-up agreement and hereby agrees and consents to the entry of stop transfer restrictions, or other equivalent measures, with the Company’s transfer agent and registrar, against the transfer of the Undersigned’s Securities except in compliance with this lock-up agreement.

7.	This lock-up agreement will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, with reference to conflict of law rules.

8.

This lock-up agreement may be executed in one or more counterparts by original or other electronically transmitted signature, each of which when taken together shall constitute one and the same agreement.

[Remainder of page intentionally left blank. Signature page follows.]

[Exhibit A to the Underwriting Agreement]

3

DATED as of the date first written above.

If an Individual:

(Signature)

Print Name:
Print Title:

If a Corporate Entity:

(Print Name of Corporate Entity Above)

By:
(Authorized Signatory)
Print Name:
Print Title:

[Exhibit A to the Underwriting Agreement]